Exhibit 4

NB&T FINANCIAL GROUP, INC.

48 N. South Street

Wilmington, OH 45177

August 9, 2013

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	NB&T Financial Group, Inc. – Form 10-Q for the quarter ended June 30, 2013

Ladies and Gentlemen:

NB&T Financial Group, Inc., an Ohio corporation (“NBTF”), is today filing a Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 (the “Form 10-Q”), as executed on August 9, 2013.

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, NBTF hereby agrees to furnish the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. No such instrument represents long-term debt in excess of 10% of the total assets of NBTF and its subsidiaries on a consolidated basis.

Very truly yours,

/s/ Craig F. Fortin

Craig F. Fortin

Senior Vice President & CFO